Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 To Form S-8 Registration Statement No. 333-204841 and Post-Effective Amendment No. 1 To Form S-8 Registration Statement No. 333-221385 of our reports dated February 27, 2020, relating to the consolidated financial statements of Crocs, Inc. and the effectiveness of Crocs, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Crocs, Inc. for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP
Denver, Colorado
June 10, 2020